UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): July 26, 2008

Sino Shipping Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-9064	84-0789885
(State or Other Juris- diction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

No. 950 Dalian Road

Hi-Shanghai 8th Building, 4th floor

        Shanghai, China 200092

(Address of principal executive offices)

        86-21-5595-5927

(Registrant’s telephone number, including area code)

_____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Our wholly-owned subsidiary, Yongchen International Shipping Limited (“Yongchen”), was party to a time charter contract (the “Charter Agreement”), dated January 1, 2008, with Hui Ming International Shipping Limited (“Hui Ming International”), a subsidiary of our principal shareholder, Yongzheng International Marine Holdings Co., Ltd. Pursuant to the Charter Agreement, Yongchen in-chartered the vessel Hui Ming for a period of three years at a rate of US $6,000 per day. Hui Ming International sold the vessel to KriKor Maritime S.A. (“Krikor”), the vessel was renamed “Agios Spyridon,” and the Charter Agreement was terminated effective July 26, 2008. On August 1, 2008, Yongchen entered into a time charter contract with KriKor to in-charter Agios Spyridon for a period of one year at a rate of US $4,500 per day, with a renewal option to extend the term of the charter for two additional one-year periods at a rate of US $4,500 per day.

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

See Item 1.01 above.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 17, 2008	Sino Shipping Holdings Inc.

By: /s/ Xinyu Zhang
Xinyu Zhang, CEO